    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997
                                                         REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               SEAMED CORPORATION
             (Exact name of registrant as specified in its charter)

              Washington                              91-1002092
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)


                           14500 Northeast 87th Street
                         Redmond, Washington 98052-3431
                                 (425) 867-1818
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                             1997 SEAMED CORPORATION
                     EMPLOYEE NONQUALIFIED STOCK OPTION PLAN
                              (Full title of plan)

            Edgar F. Rampy                             Copy to:
       Vice President, Treasurer                 Mark R. Beatty, Esq.
      and Chief Financial Officer             Preston Gates & Ellis LLP
          SeaMED Corporation                     5000 Columbia Center
      14500 Northeast 87th Street                  701 Fifth Avenue
    Redmond, Washington 98052-3431          Seattle, Washington 98104-7078
            (425) 867-1818                          (206) 623-7580
 (Name, address and telephone number,
   including area code, of agent for
               service)

===============================================================================
    Title of                         Maximum         Maximum
   securities                       offering       aggregate       Amount of
to be registered  Amount to be      price per    offering price  registration
                 registered (1)      unit (2)          (2)            fee
--------------------------------------------------------------------------------
Common Stock,
no par value
per share         25,000 shares     $18.6875     $467,187.50    $141.57
===============================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1997 Employee Nonqualified Stock Option Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Act, based upon the average high and low prices of the Common Stock of the Registrant on the Nasdaq Stock Market on July 14, 1997.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by SeaMED Corporation (the "Company") are incorporated herein by reference:

      (a) The prospectus dated November 18, 1996 (the "Prospectus") with respect to shares of the Company's Common Stock, having no par value per share (the "Common Stock"), filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, that contains audited financial statements from the Company's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Prospectus.

      (c) The description of the Common Stock that is contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, as updated by the description of the Common Stock that is contained in the Prospectus, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Legal matters in connection with the securities registered hereby were passed upon by Preston Gates & Ellis LLP, Seattle, Washington. As of July 23, 1997, partners and attorneys employed by such firm beneficially own 29,550 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also maintains director's and officer's liability insurance.

      The Company's Bylaws and Articles of Incorporation provide that the Company shall, to the full extent permitted by the Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of their conduct as directors. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

 EXHIBIT                             DESCRIPTION
 -------                             -----------
   4.1    --  1997 SeaMED Corporation Employee Nonqualified Stock
              Option Plan, as approved by the Company's Board of
              Directors on April 29, 1997
   5.1    --  Opinion of Preston Gates & Ellis LLP
  23.1    --  Consent of Preston Gates & Ellis LLP(see Exhibit 5.1)
  23.2    --  Consent of Ernst & Young LLP, Independent Auditors

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                                      -3-

ITEM 9.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redmond, State of Washington on this 23rd day of July, 1997.

                                          SeaMED CORPORATION


                                          By     /s/ W. Robert Berg
                                            ----------------------------------
                                                     W. Robert Berg
                                                Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of July, 1997.

      SIGNATURE                             TITLE

   /s/ W. Robert Berg          President, Chief Executive
-----------------------------  Officer and Director (Principal
   W. Robert Berg              Executive Officer)


   /s/ Edgar F. Rampy          Vice President, Treasurer and
-----------------------------  Chief Financial Officer
   Edgar F. Rampy              (Principal Financial Officer)


   /s/ Richard P. Munoz        Controller (Principal
-----------------------------  Accounting Officer)
  Richard P. Munoz

                               Chairman of the Board, Director
------------------------------
    R. Scott Asen

                               Director
------------------------------
 Stephen J. Clearman

   /s/ William D. Ellis        Director
------------------------------
  William D. Ellis

   /s/ Richard E. Engebrecht   Director
------------------------------
Richard E. Engebrecht

   /s/ William H. Gates, Sr.   Director
------------------------------
William H. Gates, Sr.

                               Director
------------------------------
  Richard O. Martin

           INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


 EXHIBIT                             DESCRIPTION                         PAGE
 -------                             -----------                         ----
   4.1    --  1997 SeaMED Corporation Employee Nonqualified Stock
              Option Plan, as approved by the Company's Board of
              Directors on April 29, 1997
   5.1    --  Opinion of Preston Gates & Ellis LLP
  23.1    --  Consent of Preston Gates & Ellis LLP(see Exhibit 5.1)
  23.2    --  Consent of Ernst & Young LLP, Independent Auditors




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